Exhibit 99.1

100 N. Broadway Ave

Oklahoma City, OK 73102

www.bancfirst.bank

FOR IMMEDIATE RELEASE

Thursday, January 18, 2024

BANCFIRST CORPORATION REPORTS FOURTH QUARTER EARNINGS

BancFirst Corporation (NASDAQ GS:BANF) reported net income of $48.9 million, or $1.46 diluted earnings per share, for the fourth quarter of 2023 compared to net income of $57.1 million, or $1.70 diluted earnings per share, for the fourth quarter of 2022. Net income for the year ended December 31, 2023 was $212.5 million, or $6.34 diluted earnings per share, compared to $193.1 million, or $5.77 diluted earnings per share, for the year ended December 31, 2022.

The Company’s net interest income for the fourth quarter of 2023 decreased to $105.1 million compared to $110.4 million for the quarter ended December 31, 2022. This decrease resulted from an increase in both the volume and rate of interest bearing deposits. The net interest margin for the quarter was 3.67% compared to 3.83% a year ago. For the fourth quarter of 2023, the Company did not record recognize a provision for credit losses. In the fourth quarter of 2022, the Company recorded a provision for credit loss of $3.8 million due largely to loan growth.

Noninterest income for the quarter totaled $45.2 million, compared to $48.2 million last year. The decrease in noninterest income was primarily due to a reduction of interchange fees of approximately $5.3 million related to the impact of the Durbin amendment. Trust revenue, sweep fees and insurance commissions were all up modestly.

Noninterest expense for the quarter increased to $89.8 million compared to $84.6 million last year. The increase was primarily related to growth in salaries and employee benefits of $2.7 million. In addition, the quarter included a write down on other real estate owned of $5.2 million compared to $3.7 million during the fourth quarter of 2022.

The Company’s effective tax rate for the period was 18.99% compared to 18.55% for the fourth quarter of 2022. During the first quarter of 2023, the Company adopted ASU 2023-02 which increased income tax expense.

At December 31, 2023, the Company’s total assets were $12.4 billion, virtually unchanged from December 31, 2022. Loans totaled $7.7 billion, an increase of $710.3 million from December 31, 2022. Liquidity remained strong with cash of $2.4 billion and an average loan to deposit ratio of 70.5% for the quarter ended December 31, 2023. Deposits totaled $10.7 billion, compared to $11.0 billion at December 31, 2022. Sweep accounts totaled $4.3 billion at December 31, 2023 up $612.8 million from the prior year. The Company continues to fund itself with community based deposits and does not use brokered or reciprocal deposits. The Company’s total stockholders’ equity was $1.4 billion, an increase of $183.1 million from December 31, 2022.

Asset quality remained strong with nonaccrual loans of $24.6 million, representing 0.32% of total loans at December 31, 2023. Nonaccrual loans were $15.3 million or 0.22% of total loans at December 31, 2022. The allowance for credit losses to total loans stood at 1.26% at December 31, 2023 compared to 1.33% at December 31, 2022. Net charge-offs were $3.4 million for the year or 0.05% of average loans, compared to $1.4 million or 0.02% of average loans for the year ended December 31, 2022.

BancFirst Corporation CEO David Harlow commented, “The Company reported record earnings in 2023 at $6.34 diluted earnings per share as we successfully managed through the Federal Reserve’s continued tightening with the Fed Funds rate reaching its highest level in 22 years in July. The ensuing shift in deposit mix out of non-interest bearing accounts into interest bearing accounts put pressure on the net interest margin as the year progressed which we were able to mitigate somewhat with strong loan growth throughout the year. Absent the impact of the Durbin Amendment on interchange, all major non-interest income categories showed good growth during the year. The Company’s earnings will be less in 2024 with a full year of Durbin, ongoing margin pressure anticipated as a result of continued competition for deposits, and increased regulatory compliance costs as a result of crossing the $10 billion asset threshold. Our current outlook on the economy is less pessimistic than a year ago as reflected in our modestly lower CECL reserve percentage at December 31, 2023, when compared to a year ago.”

BancFirst Corporation (the Company) is an Oklahoma based financial services holding company. The Company operates three subsidiary banks, BancFirst, an Oklahoma state-chartered bank with 106 banking locations serving 59 communities across Oklahoma, Pegasus Bank, with 3 banking locations in the Dallas Metroplex area and Worthington Bank with 3 locations in the Fort Worth Metroplex area, 1 location in Arlington Texas and 1 location in Denton Texas. More information can be found at www.bancfirst.bank.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management’s current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

For additional information call:

Kevin Lawrence, Chief Financial Officer at (405) 270-1003 or

David Harlow, Chief Executive Officer at (405) 270-1082.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2023	2023	2023	2023	2022
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Condensed Income Statements:
Net interest income	$105,066	$104,308	$105,926	$109,156	$110,352
Provision for credit losses	-	2,312	2,824	2,322	3,776
Noninterest income:
Trust revenue	5,106	4,866	4,590	4,222	4,065
Service charges on deposits	16,841	17,027	22,268	21,231	21,603
Securities transactions	(1,364)	(361)	110	(213)	1,116
Income from sales of loans	512	734	757	604	657
Insurance commissions	7,220	8,429	6,225	8,741	6,656
Cash management	7,878	8,177	7,927	6,734	6,124
Other	8,964	5,577	6,097	6,509	7,947
Total noninterest income	45,157	44,449	47,974	47,828	48,168

Noninterest expense:
Salaries and employee benefits	50,731	50,200	49,803	49,252	48,019
Occupancy expense, net	5,439	5,487	5,118	4,983	5,259
Depreciation	4,560	4,685	4,769	4,643	4,566
Amortization of intangible assets	887	885	880	880	880
Data processing services	2,224	1,820	2,217	2,107	1,928
Net expense from other real estate owned	7,870	2,720	2,889	2,459	6,235
Marketing and business promotion	2,653	2,034	1,900	2,527	2,465
Deposit insurance	1,332	1,419	1,463	1,613	1,209
Other	14,120	11,965	12,071	11,853	14,044
Total noninterest expense	89,816	81,215	81,110	80,317	84,605
Income before income taxes	60,407	65,230	69,966	74,345	70,139
Income tax expense	11,473	14,242	14,956	16,812	13,013
Net income	$48,934	$50,988	$55,010	$57,533	$57,126
Per Common Share Data:
Net income-basic	$1.48	$1.55	$1.67	$1.75	$1.74
Net income-diluted	1.46	1.52	1.64	1.72	1.70
Cash dividends declared	0.43	0.43	0.40	0.40	0.40
Common shares outstanding	32,933,018	32,921,393	32,939,256	32,899,493	32,875,560
Average common shares outstanding -
Basic	32,926,326	32,937,149	32,920,497	32,892,857	32,868,087
Diluted	33,483,691	33,539,389	33,467,254	33,462,379	33,503,937
Performance Ratios:
Return on average assets	1.58%	1.68%	1.85%	1.90%	1.82%
Return on average stockholders’ equity	13.98	14.93	16.59	18.31	18.62
Net interest margin	3.67	3.73	3.87	3.89	3.83
Efficiency ratio	59.79	54.60	52.70	51.16	53.37

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	Twelve months ended
	December 31,
	2023	2022
Condensed Income Statements:
Net interest income	$424,456	$373,673
Provision for credit losses	7,458	10,076
Noninterest income:
Trust revenue	18,784	15,645
Service charges on deposits	77,367	86,757
Securities transactions	(1,828)	(1,833)
Income from sales of loans	2,607	4,548
Insurance commissions	30,615	26,883
Cash management	30,716	19,326
Other	27,147	32,421
Total noninterest income	185,408	183,747

Noninterest expense:
Salaries and employee benefits	199,986	184,976
Occupancy expense, net	21,027	19,326
Depreciation	18,657	18,600
Amortization of intangible assets	3,532	3,448
Data processing services	8,368	7,584
Net expense from other real estate owned	15,938	9,911
Marketing and business promotion	9,114	8,074
Deposit insurance	5,827	4,735
Other	50,009	53,258
Total noninterest expense	332,458	309,912
Income before income taxes	269,948	237,432
Income tax expense	57,483	44,332
Net income	$212,465	$193,100
Per Common Share Data:
Net income-basic	$6.45	$5.89
Net income-diluted	6.34	5.77
Cash dividends declared	1.66	1.52
Common shares outstanding	32,933,018	32,875,560
Average common shares outstanding -
Basic	32,919,348	32,778,355
Diluted	33,494,487	33,439,496
Performance Ratios:
Return on average assets	1.75%	1.56%
Return on average stockholders’ equity	15.89	16.11
Net interest margin	3.79	3.29
Efficiency ratio	54.51	55.60

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2023	2023	2023	2023	2022
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Balance Sheet Data:

Total assets	$12,372,042	$12,114,602	$12,020,265	$12,332,105	$12,387,863
Interest-bearing deposits with banks	2,172,001	2,134,081	2,188,004	2,623,565	2,909,861
Debt securities	1,555,095	1,525,448	1,570,620	1,618,233	1,540,604
Total loans	7,660,134	7,476,474	7,307,475	7,124,831	6,949,795
Allowance for credit losses	(96,800)	(97,776)	(96,920)	(94,760)	(92,728)
Deposits	10,700,122	10,534,171	10,475,180	10,610,103	10,974,228
Stockholders' equity	1,433,891	1,370,584	1,340,791	1,310,882	1,250,836
Book value per common share	43.54	41.63	40.70	39.85	38.05
Tangible book value per common share (non-GAAP)(1)	37.50	35.56	34.62	33.73	31.90
Balance Sheet Ratios:
Average loans to deposits	70.52%	70.61%	69.85%	64.54%	62.25%
Average earning assets to total assets	92.42	92.39	92.23	92.52	92.14
Average stockholders' equity to average assets	11.30	11.28	11.17	10.36	9.80
Asset Quality Data:
Past due loans	$9,542	$12,575	$8,799	$7,258	$7,085
Nonaccrual loans (3)	24,573	16,676	18,047	17,649	15,299
Other real estate owned and repossessed assets	34,200	42,782	41,612	38,874	36,936
Nonaccrual loans to total loans	0.32%	0.22%	0.25%	0.25%	0.22%
Allowance to total loans	1.26	1.31	1.33	1.33	1.33
Allowance to nonaccrual loans	393.92	586.34	537.05	536.93	606.10
Net charge-offs to average loans	0.02	0.02	0.01	0.00	0.01

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(2):

Stockholders' equity	$1,433,891	$1,370,584	$1,340,791	$1,310,882	$1,250,836
Less goodwill	182,263	182,263	182,055	182,055	182,055
Less intangible assets, net	16,704	17,591	18,223	19,103	19,983
Tangible stockholders’ equity (non-GAAP)	$1,234,924	$1,170,730	$1,140,513	$1,109,724	$1,048,798
Common shares outstanding	32,933,018	32,921,393	32,939,256	32,899,493	32,875,560
Tangible book value per common share (non-GAAP)	$37.50	$35.56	$34.62	$33.73	$31.90

(1) Refer to the “Reconciliation of Tangible Book Value per Common Share (non-GAAP)” Table.

(2) Tangible book value per common share is stockholders’ equity less goodwill and intangible assets, net, divided by common shares outstanding. This amount is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate the financial condition and capital strength of the Company. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(3) Government Agencies guarantee approximately $6.7 million of nonaccrual loans at December 31, 2023.

BancFirst Corporation
Consolidated Average Balance Sheets
And Interest Margin Analysis
Taxable Equivalent Basis
(Dollars in thousands - Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2023			December 31, 2023
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$7,532,162	$126,757	6.68%	$7,292,871	$467,951	6.42%
Debt securities – taxable	1,534,062	9,179	2.37	1,565,697	36,838	2.35
Debt securities – tax exempt	3,635	26	2.84	3,339	91	2.71
Interest bearing deposits with banks and FFS	2,286,826	31,607	5.48	2,343,182	119,486	5.10
Total earning assets	11,356,685	167,569	5.85	11,205,089	624,366	5.57

Nonearning assets:
Cash and due from banks	201,800			204,394
Interest receivable and other assets	827,456			814,419
Allowance for credit losses	(97,757)			(96,154)
Total nonearning assets	931,499			922,659
Total assets	$12,288,184			$12,127,748

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Transaction deposits	$821,237	$2,288	1.11%	$849,707	$7,559	0.89%
Savings deposits	4,862,828	49,841	4.07	4,598,936	164,291	3.57
Time deposits	916,518	9,170	3.97	797,179	23,196	2.91
Short-term borrowings	3,786	51	5.30	6,432	312	4.84
Subordinated debt	86,091	1,031	4.75	86,070	4,122	4.79
Total interest bearing liabilities	6,690,460	62,381	3.70	6,338,324	199,480	3.15

Interest free funds:
Noninterest bearing deposits	4,080,430			4,343,646
Interest payable and other liabilities	128,809			108,438
Stockholders’ equity	1,388,485			1,337,340
Total interest free funds	5,597,724			5,789,424
Total liabilities and stockholders’ equity	$12,288,184			$12,127,748
Net interest income		$105,188			$424,886
Net interest spread			2.15%			2.42%
Effect of interest free funds			1.52%			1.37%
Net interest margin			3.67%			3.79%